UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 21, 2005 (Date of earliest event reported)
PG&E CORPORATION
(Exact Name of Registrant as specified in Charter)
California	1-12609	94-3234914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market, Spear Tower, Suite 2400, San Francisco, CA	94105
(Address of principal executive offices)	(Zip code)
415-267-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

PACIFIC GAS AND ELECTRIC COMPANY
(Exact Name of Registrant as specified in Charter)
California	1-2348	94-0742640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Beale Street, P. O. Box 770000, San Francisco, California		94177
(Address of principal executive offices)		(Zip code)
(415) 973-7000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

            On September 21, 2005, the Board of Directors of PG&E Corporation elected Peter A. Darbee, 52, currently President and Chief Executive Officer of PG&E Corporation, to serve as Chairman of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company (Utility) and as Chief Executive Officer and President of PG&E Corporation, effective January 1, 2006, replacing Robert D. Glynn, Jr. who is retiring as Chairman of the Boards of Directors on December 31, 2005, as previously announced.  Mr. Darbee has served as President and Chief Executive Officer of PG&E Corporation since January 1, 2005.  From September 20, 1999 to December 31, 2004, Mr. Darbee served as Senior Vice President and Chief Financial Officer of PG&E Corporation.  He also served as the Treasurer of PG&E Corporation until July 8, 2001.

            In addition, the Boards of Directors of PG&E Corporation and the Utility elected Thomas B. King, 43, currently Executive Vice President and Chief Operating Officer of the Utility, to serve as President and Chief Executive Officer of the Utility, as a director of the Utility, and as a Senior Vice President of PG&E Corporation, effective January 1, 2006.  Mr. King will succeed Gordon R. Smith, currently President and Chief Executive Officer and a director of the Utility and a Senior Vice President of PG&E Corporation.

            On September 21, 2005, PG&E Corporation and Mr. Smith voluntarily entered into a severance agreement that provides that Mr. Smith will resign from all his positions with the Utility and PG&E Corporation effective December 31, 2005.  The agreement sets forth the terms and conditions of Mr. Smith’s separation from PG&E Corporation.  Among other terms, the agreement provides that Mr. Smith will be entitled to receive a lump sum payment equal to two times his annual base salary plus the amount of his 2005 target bonus under the PG&E Corporation Short-Term Incentive Plan (STIP) for an aggregate amount of $2.8 million.  In consideration of the payments and benefits to be received under the agreement, Mr. Smith agrees to release PG&E Corporation, the Utility, their subsidiaries, officers, directors, and others, from all claims, liabilities or obligations of any kind and nature, whether known or unknown, as specified in the agreement.  Mr. Smith also agrees not to engage in unfair competition against PG&E Corporation and agrees that for a period of one year beginning January 1, 2006, he will not solicit employees, existing or prospective customers, or existing or prospective vendors.

Item 5.02 Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

            The information set forth above in Item 1.01 regarding the appointment of Peter A. Darbee as Chairman of the Boards of Directors of PG&E Corporation and the Utility and as Chief Executive Officer and President of PG&E Corporation and the appointment of Thomas B. King as President and Chief Executive Officer of the Utility, as a director of the Utility, and as a Senior Vice President of PG&E Corporation, to succeed Gordon R. Smith effective January 1, 2006, is hereby incorporated into Item 5.02 of this report by reference.

            Mr. King has served as Executive Vice President and Chief Operating Officer of the Utility since August 2, 2004.  From November 1, 2003 to August 1, 2004, he was Senior Vice President and Chief of Utility Operations at the Utility.  Prior to November 1, 2003, Mr. King had been a Senior Vice President of PG&E Corporation from January 1, 1999.   Since 1999, Mr. King also held various executive positions at PG&E National Energy Group, Inc., a former subsidiary of PG&E Corporation (NEG), involved in power generation, natural gas transmission, and wholesale energy marketing and trading.  Mr. King focused his activities primarily in NEG’s natural gas transmission business.  From November 15, 2002 to July 8, 2003, Mr. King served as the President and as a director of NEG.

            Also, on September 21, 2005, the Board of Directors of the Utility elected Christopher P. Johns, 45, currently Senior Vice President, Chief Financial Officer and Controller of PG&E Corporation, to serve as the Senior Vice President, Chief Financial Officer and Treasurer of the Utility effective October 1, 2005.  Mr. Johns has served as the Senior Vice President and Controller of PG&E Corporation since September 19, 2001 and has served additionally as Chief Financial Officer since January 1, 2005.  Mr. Johns was the Vice President and Controller of PG&E Corporation from July 1, 1997 to September 18, 2001.

            Mr. Johns will replace Kent M. Harvey, 47, who has been elected by the Board of Directors of PG&E Corporation to serve in the new position of Senior Vice President and Chief Risk and Audit Officer of PG&E Corporation effective October 1, 2005.  Mr. Harvey has been the Senior Vice President, Chief Financial Officer, and Treasurer of the Utility since January 1, 2000.  From January 1, 2000 to October 31, 2000 he also served as Controller of the Utility.

            The Board of Directors of PG&E Corporation also elected G. Robert Powell, 42, to serve as Vice President and Controller of PG&E Corporation effective October 4, 2005.  On such date, Mr. Johns’ title will become Senior Vice President, Chief Financial Officer and Treasurer of PG&E Corporation.  Before joining PG&E Corporation, Mr. Powell was a partner with PricewaterhouseCoopers LLC, a registered public accounting firm, since 2002.  Mr. Powell practiced in the firm’s national energy and utilities practice.  From 1990 to 2002, Mr. Powell was a partner with Arthur Andersen LLP, working in the firm’s energy and communications practice group.  PG&E Corporation has agreed to pay Mr. Powell an annual base salary of $280,000 and a one-time bonus of $225,000.  If Mr. Powell leaves PG&E Corporation within one year of his hire date, he will be required to refund a prorated portion of this bonus.  Mr. Powell also will receive relocation assistance in the form of a $3,000 monthly mortgage subsidy for a period of 48 months.  Mr. Powell also will be eligible to participate in the STIP with a target participation rate equal to 45% of his annual base salary, or $126,000, which amount will be prorated for 2005.   Maximum awards under the STIP equal two times annual salary.  Actual STIP awards are determined by the Nominating, Compensation and Governance Committee of the PG&E Corporation Board of Directors (Committee) based on the extent to which certain pre-established performance criteria are met.  Mr. Powell also will be eligible to receive equity awards under the PG&E Corporation Long Term Incentive Plan in 2006 as determined by the Committee, and is entitled to receive a perquisite allowance and other benefits generally provided to PG&E Corporation employees.

            Mr. Darbee, Mr. King, Mr. Johns, Mr. Harvey, and Mr. Powell do not have any relationships or related transactions with PG&E Corporation or the Utility that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 8.01 Other Events

               On September 22, 2005, the California Public Utilities Commission (CPUC) voted to approve the Utility’s application to spend up to $49 million on pre-deployment activities to implement an advanced metering infrastructure for residential and small commercial customers.  The CPUC authorized the Utility to recover from customers up to $11.7 million in pre-deployment expenses and $37.4 million in pre-deployment capital additions.  The pre-deployment phase consists of activities to prepare the Utility’s existing systems to accept data from its proposed advanced metering system, and to establish and test processes for meter and communication system installation and billing.  The authorized pre-deployment funding translates into combined electric and gas distribution revenue requirements of approximately $13.8 million in 2005, $6.3 million in 2006, and $6.2 million in 2007.

               As previously reported, in a separate proceeding in June 2005, the Utility filed with the CPUC an application for deployment of its full advanced metering infrastructure project at an estimated cost of $1.46 billion, including an estimated capital cost of $1.26 billion, based on a five-year installation schedule for virtually all of the Utility's electric and gas customers starting in 2006.  A final CPUC decision is expected in May 2006.  PG&E Corporation and the Utility cannot predict whether the CPUC will approve this application.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President and Corporate Secretary

Dated:  September 22, 2005